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                            NONCOMPETITION AGREEMENT


     This NONCOMPETITION AGREEMENT (this "AGREEMENT") is made as of the Effective Date indicated below by and between Sync Research, Inc., a Delaware corporation ("PARENT"), and Robert A. Degan ("KEY EMPLOYEE").

                                   BACKGROUND

     This Agreement is entered into in connection with and is ancillary to an Agreement and Plan of Reorganization (the "PLAN") dated as of June 27, 1996 among Parent, SR Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Parent ("Merger Sub"), and TyLink Corporation, a Delaware corporation ("Company"), pursuant to which Merger Sub is to merge with and into Company, Company will continue as the surviving corporation in the merger and will become a wholly owned subsidiary of Parent, and the shares of Company capital stock outstanding immediately prior to the effective time of the merger will be converted into shares of Parent Common Stock, all as set forth in the Plan (the "MERGER"). The date on which the Merger becomes effective will be the effective date of this Agreement (the "EFFECTIVE DATE").

     Key Employee is an option holder and the Chief Executive Officer of Company and has been actively involved in the development and/or marketing of Company's products. Parent is engaged in the Restricted Business, as defined below. Parent intends to continue the business of Company after the Merger and integrate such business into Parent's ongoing business as a subsidiary of Parent. To preserve and protect the assets of Company, including Company's goodwill, customers and trade secrets of which Key Employee has and will have knowledge in his or her role as an employee of Parent and to preserve and protect Parent's goodwill and business interests going forward, and in consideration for Parent's entering into and performing under the Plan, Key Employee has agreed to enter into this Agreement. Parent and Key Employee have entered into an Employment Agreement (the "EMPLOYMENT AGREEMENT") concurrently with execution of this Agreement.

     Key Employee and Parent believe the limitations as to time, geographical area and scope of activity contained in this Agreement hereof are reasonably necessary to, and no greater than that required to, protect the goodwill and business interests of Parent.

          1. For a period ending on (i) the first anniversary of the Effective Date or (ii) the end of the Severance Period (as defined in the Employment Agreement), if a Severance Period is initiated pursuant to the Employment Agreement and the Severance Period ends prior to the second anniversary of the Effective Date, Key Employee will not (except to the extent permitted in Section 3 of the Employment Agreement) individually or as an employee, partner, officer, director or shareholder or in any other capacity whatsoever of or for any person, firm, partnership, company or corporation other than Parent or its subsidiaries:

               (a) Own, manage, operate, sell, control or participate in the ownership, management, operation, sales or control of any business (a "COMPETITIVE BUSINESS") engaged, in

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the geographical areas referred to in Section 2 below, in the design, research, development, marketing, sale, licensing or support of networking products that adapt Systems Network Architecture ("SNA") networks to frame relay, integrated services digital network, asynchronous transfer mode or other switched wide area network services, or products that provide circuit, access, transmission or network management capabilities for wide area access networks (the "RESTRICTED BUSINESS"); or

               (b) Recruit, attempt to hire, solicit, assist others in recruiting or hiring, or refer to others concerning employment, in or with respect to the geographical areas referred to in Section 2 below, any person who is an employee of Parent or any of its subsidiaries or induce or attempt to induce any such employee to terminate such employee's employment with Parent or any of its subsidiaries.

          2. The geographical areas in which the restrictions provided for in this Agreement apply include all cities, counties and states of the United States, and all other countries, in which Parent or Company has engaged in sales or otherwise conducted business or selling or licensing efforts in the Restricted Business at any time during the two years prior to the Effective Date hereof or during the term of this Agreement. Key Employee acknowledges that the scope and period of restrictions and the geographical area to which the restrictions imposed in this Section 2 applies are fair and reasonable and are reasonably required for the protection of Parent and that this Agreement accurately describes the business to which the restrictions are intended to apply.

          3. It is the intent of the parties that the provisions of this Agreement will be enforced to the fullest extent permissible under applicable law. If any particular provision or portion of this Section is adjudicated to be invalid or unenforceable, this Agreement will be deemed amended to revise that provision or portion to the minimum extent necessary to render it enforceable. Such amendment will apply only with respect to the operation of this paragraph in the particular jurisdiction in which such adjudication was made.

          4. Key Employee acknowledges that any breach of the covenants of this Agreement will result in immediate and irreparable injury to Parent and, accordingly, consents to the application of injunctive relief and such other equitable remedies for the benefit of Parent as may be appropriate in the event such a breach occurs or is threatened. The foregoing remedies will be in addition to all other legal remedies to which Parent may be entitled hereunder, including, without limitation, monetary damages.

          5.   MISCELLANEOUS.

               (a) NOTICES. Any and all notices permitted or required to be given under this Agreement must be in writing. Notices will be deemed given
(i) when personally received or when sent by facsimile transmission (to the receiving party's facsimile number), (ii) on the first business day after having been sent by commercial overnight courier with written verification of receipt, or (iii) on the third business day after having been sent by registered or certified mail from a location on the United States mainland, return receipt requested, postage


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prepaid, whichever occurs first, at the address set forth below or at any new address, notice of which will have been given in accordance with this Section 5(a):

If to Parent:            Sync Research, Inc.
                         7 Studebaker
                         Irvine, CA  92718
                         Attn:  Roger A. Dorf, President

If to Key Employee:      c/o TyLink Corporation
                         10 Commerce Way
                         Norton, MA  02766

               (b) AMENDMENTS. This Agreement contains the entire agreement and supersedes and replaces all prior agreements between Parent and Key Employee or Company and Key Employee concerning the subject matter hereof. This Agreement may not be changed or modified in whole or in part except by a writing signed by the party against whom enforcement of the change or modification is sought.

               (c) SUCCESSORS AND ASSIGNS. This Agreement will not be assignable by either Key Employee or Parent, except that the rights and obligations of Parent under this Agreement may be assigned to a corporation which becomes the successor to Parent as the result of a merger or other corporate reorganization and which continues the business of Parent, or any subsidiary of Parent, provided that Parent guarantees the performance by such subsidiary of Parent's obligations hereunder.

               (d) GOVERNING LAW. This Agreement will be governed by and interpreted according to the substantive laws of the State of Delaware without regard to such state's conflicts law.

               (e) NO WAIVER. The failure of either party to insist on strict compliance with any of the terms of this Agreement in any instance or instances will not be deemed to be a waiver of any term of this Agreement or of that party's right to require strict compliance with the terms of this Agreement in any other instance.

               (f) SEVERABILITY. Key Employee and Parent recognize that the limitations contained herein are reasonably and properly required for the adequate protection of the interests of Parent. If for any reason a court of competent jurisdiction or binding arbitration proceeding finds any provision of this Agreement, or the application thereof, to be unenforceable, the remaining provisions of this Agreement will be interpreted so as best to reasonably effect the intent of the parties. The parties further agree that the court or arbitrator shall replace any such invalid or unenforceable provisions with valid and enforcecable provisions designed to achieve, to the extent possible, the business purposes and intent of such unenforceable provisions.


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               (g)  COUNTERPARTS.  This Agreement may be executed in
counterparts which when taken together will constitute one instrument. Any copy of this Agreement with the original signatures of all parties appended will constitute an original.

               (h) EFFECT OF AGREEMENT. This Agreement will be void and have no effect if the Effective Date does not occur on or before August 31, 1996.

               (i)  DISPUTE RESOLUTION.

                    (i) ARBITRATION OF DISPUTES. Any dispute under this Agreement shall be resolved by arbitration in Boston, Massachusetts, and, except as herein specifically stated, in accordance with the commercial arbitration rules of the American Arbitration Association ("AAA RULES") then in effect. However, in all events, these arbitration provisions shall govern over any conflicting rules which may now or hereafter be contained in the AAA Rules. Any judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction over the subject matter thereof. The arbitrator shall have the authority to grant any equitable and legal remedies that would be available in any judicial proceeding instituted to resolve such dispute.

                    (ii) COMPENSATION OF ARBITRATOR. Any such arbitration will be conducted before a single arbitrator who will be compensated for his or her services at a rate to be determined by the parties or by the American Arbitration Association, but based upon reasonable hourly or daily consulting rates for the arbitrator in the event the parties are not able to agree upon his or her rate of compensation.

                    (iii) PAYMENT OF COSTS. Parent and the Key Employee will bear the expense of deposits and advances required by the arbitrator in equal proportions, but either party may advance such amounts, subject to recovery as an addition or offset to any award. Each party will pay its own costs, fees and expenses incurred in connection with the arbitration, including reasonable fees and expenses of attorneys, accountants and other professionals which each party engages.

                    (iv) BURDEN OF PROOF. For any dispute submitted to arbitration, the burden of proof will be as it would be if the claim were litigated in a judicial proceeding.

                    (v) AWARD. Upon the conclusion of any arbitration proceedings hereunder, the arbitrator will render findings of fact and conclusions of law and a written opinion setting forth the basis and reasons for any decision reached and will deliver such documents to each party to this Agreement along with a signed copy of the award.

                    (vi) TERMS OF ARBITRATION. The arbitrator chosen in accordance with these provisions will not have the power to alter, amend or otherwise affect the terms of these arbitration provisions or the provisions of this Agreement.

     (vii) EXCLUSIVE REMEDY. Except as specifically otherwise provided in this Agreement, arbitration will be the sole and exclusive remedy of the parties for any dispute arising out of this Agreement.


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     IN WITNESS WHEREOF, this Agreement is made and effective as of the
Effective Date.



SYNC RESEARCH, INC.                               KEY EMPLOYEE


By:    ______________________________________     ______________________________
Name:  Roger A. Dorf                              --Name--
Title: President and Chief Operating Officer


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Noncompetition Agreement for Richard Swee is identical to the one for Robert
Degan, except for the following information: "Key Employee" name is Richard Swee, and Title (in paragraph 2) is Vice President of Engineering.


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